SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

                                                      Date of Report (Date of earliest event reported): June30, 2008

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

                                                      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 11, 2008, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended June 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. August 11, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                          ALASKA PACIFIC BANCSHARES, INC.

DATE: August 11, 2008	By:	/s/Julie M. Pierce

Senior Vice President and
Chief Financial Officer

Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC REPORTS
SECOND QUARTER RESULTS FOR 2008

JUNEAU, Alaska, August 11, 2008 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today announced second quarter earnings for the fiscal year ended December 31, 2008.

For the quarter ended June 30, 2008, the Company reported a net loss of $761,000, or ($(1.14) per diluted share), compared to net income of $281,000, or ($0.43 per diluted share), for the second quarter of 2007. The loss in the quarter ended June 30, 2008 was primarily attributable to the charge to provision for loan losses of $1.6 million. For the first half of 2008, the Company reported a net loss of $607,000 after recording a $1.8 million provision for loan losses, or ($(.93) per diluted share). This compares to net income of $486,000 after recording a $90,000 provision for loan losses, or ($0.77 per diluted share), in the like period a year ago.

The increase in the Company’s provision for loan losses and allowance for loan losses is the result of problems experienced with three participation loans on projects located outside of Alaska. The largest of the three ($2.5 million) is a participation loan between 42 community banks for a multi-use commercial/residential condo project located in Orem, Utah. A second project ($500 thousand) is for a residential/non-commercial condo marina project in Portland, Oregon and the third ($1.8 million) is for a residential lot subdivision development project in Vancouver, Washington. Management is working with the other participating banks to resolve the problems associated with these loans but has made the decision to increase the allowance for these specific transactions based on the information that is currently available. Management has estimated potential impairment of $1.9 million for these three loans in its assessment of the adequacy of the allowance for loan losses at June 30, 2008. These three loans total $4.8 million and represent 85.0% of the Bank’s nonaccrual loans. “Needless to say we are disappointed with the status of these loans,” said Craig Dahl, President & CEO. “Our inside-Alaska portfolio continues to have very low delinquency and has shown no sign of any portfolio-wide problems as has plagued many financial institutions in the lower 48. The Bank remains ‘well capitalized’ even with this transaction.”

Primarily as a result of these larger problem loans, interest income decreased $258,000 (7.8%) to $3.1 million for the second quarter of 2008 compared to the second quarter of 2007. Average interest earning assets increased $12.6 million to $182.3 million compared to the second quarter 2007. The net interest margin on average interest-earning assets for the second quarter of 2008 was 4.85% compared with 5.38% in the second quarter of 2007.

Loans (excluding loans held for sale) were $175.8 million at June 30, 2008, an increase of $6.9 million, or 4.1% from March 31, 2008, and an increase of $13.5 million, or 7.6% from June 30, 2007. Deposits at June 30, 2008, were $159.9 million, a $3.4 million (2.2%) increase from March 31, 2008 and a $10.5 million (7.0%) increase from June 30, 2007. Certificates of deposit increased $10.4 million during the quarter ended June 30, 2008 as a result of a $15.0 million increase in public funds held in deposit at the Bank.

Total non-accrual loans at June 30, 2008 were $5.6 million compared with $3.4 at March 31, 2008 and $69,000 at June 30, 2007. Impaired loans at June 30, 2008 were $6.2 million compared with$6.5 million at March 31, 2008 and $1.2 million at June 30, 2007. Total estimated impairments of $2.4 million, $900,000 and $519,000 at June 30, 2008, March 31, 2008 and June 30, 2007, respectively, were recognized on these loans in evaluating the adequacy of the allowance for loan losses.

There was no net loan recoveries for the quarter ended June 30, 2008 compared with net loan recoveries of $1,000 for the quarter ended March 31, 2008 and $1,000 for the quarter ended June 30, 2007. The provision for loan losses increased to $1.6 million in the second quarter of 2008 compared to $170,000 for the quarter ended March 31, 2008 and $45,000 for the quarter ended June 30, 2007, reflecting management’s assessment of risks in the loan portfolio.

Mortgage banking income in the second quarter of 2008 was $84,000 compared with $81,000 for the quarter ended March 31, 2008 and $77,000 for the quarter ended June 30, 2007.

Noninterest expense for the second quarter of 2008 increased $124,000 (5.9%) from March 31, 2008 and increased $107,000 (5.0%) from the quarter ended June 30, 2007.

As previously announced, the Company declared a regular quarterly dividend of $0.10 per share payable on August 18, 2008, to shareholders of record as of August 8, 2008.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators; interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

Contact: Julie M. Pierce		Craig E. Dahl
Senior Vice President and CFO	or	President and CEO
907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Second Quarter 2008
(dollars in thousands, except per-share amounts)

		Three Months Ended

	June 30,	March 31,	June 30,
	2008	2008	2007

Condensed Income Statement:
Interest income	$3,052	$3,170	$3,310
Interest expense	843	969	1,025

Net interest income	2,209	2,201	2,285
Provision for loan losses	1,610	170	45
Mortgage banking income	84	81	77
Other noninterest income	333	256	258
Noninterest expense	2,239	2,115	2,132

Net income (loss) before income tax	(1,223)	253	443
Income tax expense (benefit)	(462)	99	162

Net income (loss)	$(761)	$154	$281

Earnings (loss) per share:
Basic	$(1.17)	$0.24	$0.44
Diluted	$(1.14)	$0.23	$0.43
Performance Ratios:
Return on average equity	(16.57%)	3.29%	6.25%
Return on average assets	(1.57)	0.33	0.62
Yield on average interest-earning assets	6.70	7.20	7.80
Cost of average interest-bearing liabilities	2.33	2.78	3.04
Interest rate spread	4.36	4.42	4.76
Net interest margin on:
Average interest-earning assets	4.85	5.00	5.38
Average total assets	4.56	4.70	5.05
Efficiency ratio (a)	88.08	86.08	83.84
Average balances:
Loans	$175,819	$168,925	$162,366
Interest-earning assets	182,334	176,034	169,749
Assets	193,724	187,485	180,914
Interest-bearing deposits	129,566	118,429	116,751
Total deposits	154,568	142,949	140,716
Interest-bearing liabilities	144,559	139,497	134,817
Shareholders' equity	18,373	18,713	17,973
Average shares outstanding:
Basic	650,428	649,690	633,197
Diluted	666,726	666,347	660,902

		June 30,	March 31,	June 30,
		2008	2008	2007

Balance sheet data:
Total assets		$196,338	$189,604	$188,851
Loans, before allowance		175,767	169,084	163,290
Loans held for sale		3,369	3,269	687
Investment securities		3,439	3,777	4,535
Total deposits		159,853	156,458	149,387
Federal Home Loan Bank advances		14,862	11,834	18,119
Shareholders' equity		17,950	18,732	18,068

Shares outstanding (b)		654,486	654,486	641,609

Book value per share		$27.43	$28.72	$28.16

Asset quality:
Allowance for loan losses		$3,564	$1,954	$1,738
Allowance as a percent of loans		2.03%	1.16%	1.06%
Nonaccrual loans		$5,575	$3,378	$69
Total nonperforming assets		6,131	3,378	320
Net charge offs (recoveries) for quarter	-	-	(1)	(1)
Net charge offs (recoveries) for YTD		(1)	(1)	17

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.
(b)	Excludes only treasury stock.